EXHIBIT 99.1

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

F.I.T.T. Energy Products, Inc.

We have audited the accompanying balance sheets of F.I.T.T. Energy Products, Inc. (the “Company”) as of December 31, 2012 and 2011, and the related statements of operations, shareholders’ deficit, and cash flows for the years then ended.  The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of F.I.T.T. Energy Products, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 of the financial statements, the Company has sustained significant losses and its viability is dependent upon its ability to obtain future financing and successful operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are also discussed in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ dbbmckennon
Newport Beach, California
January 13, 2014

F-2

F.I.T.T. ENERGY PRODUCTS, INC.

BALANCE SHEETS

	September 30, 2013 (Unaudited)	December 31, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$69,243	$7,268	$8,146
Accounts receivable, net of allowance	–	824	–
Inventories	6,822	50,671	–
Prepaid expenses	34,403	4,741	3,210
Advances to related party	169,751	247,700	363,150
Total current assets	280,219	311,204	374,506
Property and equipment, net	13,573	14,814	2,732
Investment securities of related party:
Available for sale	31,500	7,000	52,500
Held to maturity	315,000	315,000	–
Total assets	$640,292	$648,018	$429,738

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$104,919	$61,887	$50,355
Accrued expenses	397,260	257,249	144,263
Notes payable	1,839,918	1,311,747	863,311
Total current liabilities	2,342,097	1,630,883	1,057,929
Total liabilities	2,342,097	1,630,883	1,057,929

Commitments and contingencies	–	–	–

Shareholders’ deficit:
Common stock, $0.001 par value: 100,000,000 shares authorized, 57,677,500, 56,402,500 and 55,275,000 shares issued and outstanding at September 30, 2013, December 31, 2012 and December 31, 2011, respectively	57,678	56,403	55,275
Additional paid-in capital	2,194,389	1,805,158	1,207,546
Advances to shareholder	(672,095)	(544,667)	(398,918)
Accumulated other comprehensive loss	(86,500)	(111,000)	(55,500)
Accumulated deficit	(3,195,277)	(2,188,759)	(1,436,594)
Total shareholders’ deficit	(1,701,805)	(982,865)	(628,191)
Total liabilities and shareholders’ deficit	$640,292	$648,018	$429,738

See accompanying Notes to Financial Statements.

F-3

F.I.T.T. ENERGY PRODUCTS, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	Year Ended December 31,
	2012	2011

Net sales	$29,924	$2,383
Cost of goods sold:
Cost of goods	11,299	577
Inventory impairment	–	27,147
Total cost of goods sold	11,299	27,724
Gross profit (loss)	18,625	(25,341)

Operating expenses:
Selling and marketing	57,448	287,396
General and administrative	87,763	171,912
Fair value of contributed services	280,340	280,340
Total operating expenses	425,551	739,648
Operating loss	(406,926)	(764,989)

Other (income) expense:
Interest expense	370,500	322,895
Interest income	(26,061)	(18,406)
Realized loss on issuance of available for sale securities	–	128,416
Loss before income taxes	(751,365)	(1,197,894)
Income taxes	800	800
Net loss	$(752,165)	$(1,198,694)

Basic and diluted net loss per common share	$(0.01)	$(0.02)

Weighted average number of common shares used in basic and diluted per share calculations	55,987,664	50,503,767

See accompanying Notes to Financial Statements.

F-4

F.I.T.T. ENERGY PRODUCTS, INC.

STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net sales	$3,933	$17,910	$6,422	$30,600
Cost of goods sold
Cost of goods	1,409	6,054	2,398	11,510
Inventory impairment	206	–	29,200	–
Total cost of goods sold	1,615	6,054	31,598	11,510
Gross profit (loss)	2,318	11,856	(25,176)	19,090

Operating expenses:
Selling and marketing	72,044	13,833	192,308	48,741
General and administrative	54,791	22,789	181,027	59,118
Fair value of contributed services	70,085	70,085	210,255	210,255
Total operating expenses	196,920	106,707	583,590	318,114
Operating loss	(194,602)	(94,851)	(608,766)	(299,024)

Other (income) expense:
Interest expense	55,964	127,204	421,409	290,661
Interest income	(8,791)	(6,781)	(24,257)	(18,812)
Other expense, net	200	200	600	600
Loss before income taxes	(241,975)	(215,474)	(1,006,518)	(571,473)
Income taxes	–	–	–	–
Net loss	$(241,975)	$(215,474)	$(1,006,518)	$(571,473)

Basic and diluted net loss per common share	$(0.00)	$(0.00)	$(0.02)	$(0.01)

Weighted average number of common shares used in basic and diluted per share calculations	57,613,913	56,265,000	57,415,539	55,881,907

See accompanying Notes to Financial Statements.

F-5

F.I.T.T. ENERGY PRODUCTS, INC.

STATEMENTS OF SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011 AND

THE NINE MONTHS ENDED SEPTEMBER 30, 2013

	Common Stock		Additional Paid-in	Advances to	Accumulated Other Comprehensive	Accumulated
	Shares	Amount	Capital	Shareholder	Loss	Deficit	Total
Balance at December 31, 2010	35,000,000	35,000	582,140	(245,961)	(35,625)	(237,900)	97,654
Issuance of common stock to founders	14,500,000	14,500	(14,500)	–	–	–	–
Issuance of common stock for services	5,500,000	5,500	22,000	–	–	–	27,500
Advances to shareholder	–	–	–	(152,957)	–	–	(152,957)
Common stock issued in connection with the issuance of notes payable	275,000	275	1,100	–	–	–	1,375
Capital contributions	–	–	336,466	–	–	–	336,466
Fair value of contributed services	–	–	280,340	–	–	–	280,340
Unrealized loss on available for sale securities	–	–	–	–	(19,875)	–	(19,875)
Net loss	–	–	–	–	–	(1,198,694)	(1,198,694)
Balance at December 31, 2011	55,275,000	55,275	1,207,546	(398,918)	(55,500)	(1,436,594)	(628,191)
Common stock issued in connection with the issuance of notes payable	1,127,500	1,128	8,772	–	–	–	9,900
Advances to shareholder				(145,749)			(145,749)
Capital contributions	–	–	308,500	–	–	–	308,500
Fair value of contributed services	–	–	280,340	–	–	–	280,340
Unrealized loss on available for sale securities	–	–	–	–	(55,500)	–	(55,500)
Net loss	–	–	–	–	–	(752,165)	(752,165)
Balance at December 31, 2012	56,402,500	56,403	1,805,158	(544,667)	(111,000)	(2,188,759)	(982,865)
Issuance of common stock for services	1,225,000	1,225	109,525	–	–	–	110,750
Common stock issued in connection with the issuance of notes payable	50,000	50	4,950	–	–	–	5,000
Advances to shareholder				(127,428)			(127,428)
Capital contributions	–	–	64,501	–	–	–	64,501
Fair value of contributed services	–	–	210,255	–	–	–	210,255
Unrealized gain on available for sale securities	–	–	–	–	24,500	–	24,500
Net loss	–	–	–	–	–	(1,006,518)	(1,006,518)
Balance at September 30, 2013 (Unaudited)	57,677,500	$57,678	$2,194,389	$(672,095)	$(86,500)	$(3,195,277)	$(1,701,805)

See accompanying Notes to Financial Statements.

F-6

F.I.T.T. ENERGY PRODUCTS, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011 AND THE

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

	(Unaudited) Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011

Cash flows from operating activities:
Net loss	$(1,006,518)	$(571,473)	$(752,165)	$(1,198,694)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	110,750	–	–	27,500
Fair value of contributed services	210,255	210,255	280,340	280,340
Loss on issuance of available for sale securities	–	–	–	128,416
Services provided for available for sale securities	–	–	–	141,250
Inventory impairment	29,200	–	–	27,147
Depreciation	4,256	876	2,228	379
Amortization of debt discount/debt accretion	303,171	204,433	253,337	228,007
Changes in operating assets and liabilities:
Accounts receivable	824	(7,321)	(824)	–
Inventories	14,649	(53,684)	(50,671)	3,516
Prepaid expenses	(29,662)	(1,858)	(1,531)	8,653
Accounts payable	43,034	17,375	11,531	37,023
Accrued expenses	140,012	83,035	112,986	99,387
Net cash used in operations	(180,029)	(118,362)	(144,769)	(217,076)

Cash flows from investing activities:
Capital expenditures	(3,015)	(14,310)	(14,310)	(1,769)
(Advances) repayments to/from related party	77,947	(158,766)	(199,550)	(172,802)
Advances to shareholder	(127,428)	(109,837)	(145,749)	(152,958)
Net cash used in investing activities	(52,496)	(282,913)	(359,609)	(327,529)

Cash flows from financing activities:
Proceeds from sale of available for sale securities	–	–	–	33,334
Proceeds from issuance of notes payable	230,000	180,000	205,000	150,000
Proceeds from capital contributions	64,500	228,500	298,500	336,466
Net cash provided by financing activities	294,500	408,500	503,500	519,800

Net change in cash and cash equivalents	61,975	7,225	(878)	(24,805)
Cash and cash equivalents at beginning of period	7,268	8,146	8,146	32,951
Cash and cash equivalents at end of period	$69,243	$15,371	$7,268	$8,146

Supplemental disclosure of cash flow information:
Cash paid for interest	$422	$125	$266	$–
Cash paid for income taxes	$–	$–	$–	$–
Supplemental disclosure of non-cash investing and financing activities:
Repayment of advances from related party in stock	$–	$315,000	$315,000	$216,000
Discount on notes payable	$30,000	$8,525	$9,900	$43,875

See accompanying Notes to Financial Statements.

F-7

F.I.T.T. ENERGY PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Business

Business

F.I.T.T. Energy Products, Inc. (the “Company”) is in the business of the manufacturing (on an outsource basis), distribution and sale of energy shots. Our Company was formed in January 2010 and our current product line consists of three two-ounce energy shots. Two of the energy shots (“F.I.T.T. Energy Extreme” and “F.I.T.T. Energy Rx”) were funded and developed by our company. While we funded the third energy shot, named “F.I.T.T. Energy for Life” (“FITT Original”), it was developed by FITT Highway Products, Inc. (“FHWY”), a separate public company traded on the OTCQB under the trading symbol FHWY.

On August 12, 2010, we entered into an operating agreement (the “Operating Agreement”) with FHWY under which we are performing the majority of their operating functions using capital raised by our Company. FHWY, which has significant debt and no cash, was unable to enter into agreements with third parties to perform basic operating functions such as marketing, production and distribution due to a number of factors including its poor financial condition. Under the Operating Agreement we are obligated to pay FHWY a royalty of $0.05 per bottle sold of “F.I.T.T. Energy for Life”. Our CEO is also the CEO of FHWY and certain of our shareholders are also shareholders of FHWY.

Merger with FHWY

In 2012, we proposed negotiating a business combination with FHWY and, on November 5, 2012, our Board of Directors approved commencing formal negotiations with FHWY in this regard. On June 12, 2013, the Board, by unanimous written consent, recommended that our stockholders approve entering into a Merger and Reorganization Agreement (the “Merger Agreement”) with FHWY and on June 12, 2013, holders of a majority of the voting power of all shares of our common and preferred stock entitled to vote, by written consent in lieu of a special meeting of our stockholders, approved the following action: entry into the Merger Agreement with FHWY whereby we will be merged into FHWY, with FHWY (the “Merger”). The Merger Agreement, which was entered into on June 18, 2013, required that we obtain an independent valuation which would serve as the basis for a share exchange once all necessary approvals were obtained. A Definitive Information Statement on Schedule 14C (“DEF 14C”) was mailed to shareholders of FHWY on October 8, 2013 and the Merger became effective on October 29, 2013. On October 29, 2013, FHWY issued 33,000,000 shares of their common stock to our shareholders in the manner set out in the Merger Agreement. As such, the shareholders of our Company own approximately 89% of FHWY post-merger.

For accounting purposes, this merger is being treated as a reverse-acquisition since control of FHWY passed to our shareholders. As a result of this accounting treatment, subsequent to October 29, 2013, the effective date of the reverse-acquisition, our historical financial statements will be presented for all periods prior to the acquisition, along with the consolidated financial statements of both entities for all periods after the reverse acquisition date. The assets and liabilities of our Company will be recorded at fair value on the acquisition date and included in the financial information post-merger. The following is pro-forma revenue and earnings information assuming both our Company and FHWY had been combined as of January 1, 2011 (unaudited).

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended December 31,
	2013	2012	2013	2012	2012	2011

Sales, net	$3,933	$17,910	$6,422	$30,600	$29,924	$2,383
Income (loss) before income taxes	$(533,138)	$(328,405)	$(1,127,205)	$1,397,176	$1,128,660	$(2,058,233)

Management’s Plan of Operations

We have generated significant losses for the years ended December 31, 2012 and 2011 and for the three- and nine-month periods ended September 30, 2013 and 2012, respectively. During these periods, our efforts were concentrated on product positioning, product differentiation, product line expansion, establishment of distribution and development of sales and marketing programs. These efforts required significant resources and capital. In addition, we utilized some of our capital to fund certain expenses for FHWY including audit, legal and public company filing expenses.

F-8

In June 2011, we completed a randomized, single center, double-blind, crossover trial which evaluated the impact on resting blood pressure of the ingestion of FITT Original and two leading competitors’ products. In September 2011, we received the final results from the clinical trial in a report prepared by Mandava Associates LLC (http://www.mandava.com) and below are two statements taken directly from the report:

“FITT had no more effect than placebo (fruit juice) on average blood pressure” as this includes both systolic and diastolic blood pressures”.

“FITT did not cause any BP (blood pressure) change after dosing in comparison to other leading products”.

In April 2012, we received a letter from Core-Mark International, a major national distributor, in which Core-Mark agreed to team up with us to distribute our energy product line to Core-Mark’s customer base. Core-Mark is one of the largest broad-line, full-service marketers and distributors of packaged consumer products in North America. Under this program, our sales will be made to a distribution division of Core-Mark and they will in turn resell our products to their many customers. Core-Mark’s plan was to launch our products in California, Nevada and Arizona, then move across the country to other divisions. Our marketing program for sales into this market includes in-store display racks and signage, and also includes support by field sales reps and by various forms of media designed to drive the consumer to purchase the product at the retail outlets.

As of September 30, 2013, in addition to various third-party contractors, four individuals were performing services for us. Two individuals, our Chief Executive Officer (“CEO”) and Controller, also work with FHWY under their respective employment agreements. Neither the CEO nor Controller receives compensation for services from our Company prior to the Merger. See Note 11 for fair value of services provided. The other two individuals receive compensation from our Company in the normal course of business.

We are continuing to generate losses and to attempt to seek capital. The financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities in the normal course of business.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that might result from the outcome of this uncertainty.

2.	Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The financial statements, including those which are unaudited, have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the financial statements include all adjustments, consisting of normal recurring accruals necessary to present fairly our financial position, results of operation and cash flows.  The results of operations for the three- and nine-month periods ended September 30, 2013 are not necessarily indicative of the results to be expected for the full year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

Concentrations of Credit Risks

We maintain cash balances in high-credit quality financial institutions.  From time to time, we may maintain bank account levels in excess of FDIC insurance limits.  If the financial institution in which we have our accounts has financial difficulties, any cash balances in excess of the FDIC limits could be at risk.

There were no accounts receivables at September 30, 2013 and December 31, 2011. The balance at December 31, 2012 was from one customer and has been collected.

F-9

As noted above, our distributor Core-Mark will purchase product from us and resell to their many customers. As such, we expect to have a high concentration of our sales to Core-Mark. For the year ended December 31, 2011, no customer accounted for more than 10% of our sales. For all other periods presented, sales to individual customers representing 10% or more of sales consist of the following:

	Percent of Sales	No. of Customers
Three months ended September 30, 2013	100%	2
Nine months ended September 30, 2013	100%	2
Twelve months ended December 31, 2012	90%	1
Three months ended September 30, 2012	95%	1
Nine months ended September 30, 2012	95%	1

Accounts Receivable

Accounts receivable are reported net of allowance for expected losses. It represents the amount management expects to collect from outstanding balances. Differences between the amount due and the amount management expects to collect are charged to operations in the year in which those differences are determined, with an offsetting entry to a valuation allowance. There was no allowance for expected losses as of September 30, 2013, December 31, 2012 and 2011.

Inventories

Inventories consist of raw materials and finished goods which are manufactured on an outsourced basis. Inventories are recorded at the lower of cost or market, using the first-in first-out method. Cost is determined at the actual cost of raw materials and finished goods. We write-down our inventory for estimated obsolescence and/or spoilage equal to the net realizable value of the reserved inventory. Product that has passed or is estimated to pass its date of expiration for consumption, is reserved in full.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful life of five years.  Significant renewals and betterments are capitalized while maintenance and repairs are charged to expense as incurred.  Leasehold improvements are amortized on the straight-line basis over the lesser of their estimated useful lives or the term of the related lease.

Long-Lived Assets

We review our fixed assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted operating cash flow expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset or discounted cash flows.  Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value, minus costs to sell.

Fair Value of Financial Instruments

We abide by ASC 820 (“ASC 820”) Fair Value Measurements and Disclosures. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of us. Unobservable inputs are inputs that reflect our assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Certain of our investment securities are classified as available for sale securities, which are carried at estimated fair value in our balance sheet. The estimated fair values are based on publicly quoted market prices (Level 1 inputs), which can rise or fall in reaction to a wide variety of factors or events, and as such are subject to market related risks and uncertainties.

F-10

Debt Issued with Common Stock

Debt issued with common stock is accounted for under the guidelines established by ASC 470-20 – Accounting for Debt With Conversion or Other Options. We record the relative fair value of common stock related to the issuance of convertible debt as a debt discount or premium.  The discount or premium is subsequently amortized over the expected term of the convertible debt to interest expense.

Stock-Based Compensation

We account for our stock-based compensation in accordance with ASC 718 – Stock Compensation Awards Classified as Equity. The Company accounts for all stock-based compensation using a fair-value method on the grant date and recognizes the fair value of each award as an expense over the requisite vesting period.

Accounting for Equity Instruments Issued to Non-Employees

We account for our equity-based payments to non-employees under ASC 505 – Equity. The fair value of the equity instrument issued or committed to be issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of our common stock on the date the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to the statement of operations and credited to common stock and/or additional paid-in capital as appropriate.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Due to historical net losses, a valuation allowance has been established to offset the deferred tax assets.

The Company abides by ASC 740-10 (“ASC 740-10”) – Accounting for Uncertainty in Income Taxes.  The pronouncement clarified the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and describes a recognition threshold and measurement attribute for the recognition and measurement of tax positions taken or expected to be taken in a tax return and also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Revenue Recognition

Revenue is measured at the fair value of the consideration received or receivable net of sales tax, trade discounts and customer returns. Revenue from the sale of goods is recognized when the following conditions are satisfied: (1) the Company has transferred to the buyer the significant risks and rewards of ownership of the goods; (2) the Company retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold; (3) the amount of revenue can be measured reliably; (4) it is probable that the economic benefits associated with the transaction will flow to us; and (5) the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Net Loss per Share

Basic and diluted net loss attributable to common stockholders per share is calculated by dividing the net loss applicable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is the same as basic net loss per common share for all periods presented as there were no potentially dilutive securities issued.

New Accounting Pronouncements

The Financial Accounting Standards Board issues Accounting Standard Updates (“ASUs”) to amend the authoritative literature in Accounting Standards Codification (“ASC”). There have been a number of ASUs to date that amend the original text of ASC. We believe those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to our Company or (iv) are not expected to have a significant impact on us.

F-11

3.	Inventories

Inventories consist of the following:

	September 30, 2013	December 31, 2012
Finished goods	$–	$43,464
Raw materials – boxes and labels	6,822	7,207
	$10,053	$50,671

At December 31, 2011, our entire inventory was near expiration and deemed not saleable or useable and therefore was fully reserved.

4.	Advances to Related Parties

To Related Parties

Advances to Related Parties are advances made to FHWY. In August 2010, we entered into the Operating Agreement with FHWY and have advanced them funds to cover their basic operating expenses and costs to be a public company such as legal, accounting, public filing and investor relations costs. We were not required to make these advances, but elected to do so as FHWY attempted to mitigate their debt and restructure their business. With the finalization of the Merger, all advances to FHWY will be eliminated in consolidation. The advances to FHWY are due upon demand, are expected to be settled within one year, and therefore do not incur interest. Activity during the nine months ended September 30, 2013 and the twelve months ended December 31, 2012 and 2011 consists of the following:

	Nine Months Ended 2013	Year Ended 2012	Year Ended 2011
Balance beginning of period	$247,700	$363,150	$406,347
Activity:
Net cash advances (repayments)	(77,949)	199,550	297,803
FHWY preferred shares issued to us	–	(315,000)	–
FHWY common shares issued to us	–	–	(216,000)
FHWY common shares issued to Dr. Rand Scott	–	–	(25,000)
FHWY common shares issued to Havas Edge, LLC (“Havas”)	–	–	(100,000)
Balance end of period	$169,751	$247,700	$363,150

In May 2012, we were issued 105,000 shares of FHWY preferred stock, valued at $315,000, as a partial reduction of the debt FHWY owed our Company. In April 2011, FHWY issued us 50,000 shares of their common stock, valued at $216,000, as a partial reduction of amounts due to our Company. In May 2011, FHWY entered into agreements with Dr. Rand Scott and Havas under which they agreed to issue a total of 20,834 shares of their common stock, valued at a total of $125,000, for services Dr. Scott and Havas would perform for us. Such amounts further reduced the amounts FHWY owed our Company.

F-12

To Shareholder

Advances to Shareholder consist of monies advanced to our CEO, either personally or to a company he owns. Our CEO has, in turn, made advances to FHWY, either personally or through a company he owns, totaling $143,803, $117,403 and $82,087 as of September 30, 2013, December 31, 2012 and 2011, respectively. Since August 2009, our CEO has been employed by FHWY under an employment agreement and has been paid an insignificant portion of his accrued salary to date.

Our CEO has agreed to repay the advances, including annual interest of 6%, either with cash, shares of common stock of our post-merged company that are or will be owned by him, or a combination of both. Subsequent to September 30, 2013, our CEO repaid all advances and accrued interest through the cancellation of 668,386 shares of our common stock of the merged company which were beneficially owned by him. The shares were valued at the volume weighted adjusted price of the common stock for the last 20 trading days ending with the effective date of repayment. Because the advances were repaid in shares of our common stock, we have recorded them within Shareholders’ Deficit in the accompanying balance sheets.

Advances to shareholder consist of the following:

	September 30, 2013	December 31, 2012	December 31, 2011
Advances to our CEO	$596,853	$493,682	373,994
Accrued interest on advances	75,242	50,985	24,924
	$672,095	$544,667	$398,918

5.	Property and Equipment

Property and equipment consist of the following at December 31:

	September 30, 2013	December 31, 2012	December 31, 2011
Computers	$6,207	$3,192	$3,192
Software	14,310	14,310	–
Less accumulated depreciation	(6,944)	(2,688)	(460)
	$13,573	$14,814	$2,732

Depreciation expense was $4,256, $2,228 and $379 for the nine months ended September 30, 2013, and the years ended December 31, 2012 and 2011, respectively.

6.	Investment Securities

Available for Sale

These securities represent shares of common stock of FHWY, a related party. During the periods presented, FHWY issued us shares of their common stock as a reduction in amounts they owed to us. We have used certain of these shares as incentive shares in combination with our issuance of promissory notes and as payment for consulting services provided to us. These shares are valued, periodically and as needed, based on market quotes.

F-13

Activity in FHWY shares available for sale during the nine months ended September 30, 2013 and years ended December 31, 2012 and 2011 consists of the following:

	Nine Months Ended 2013	Year Ended 2012	Year Ended 2011
Shares beginning of period	29,167	25,000	39,584
Activity:
FHWY shares issued to us (see Note 4)	–	–	50,000
Shares sold	–	–	(16,667)
Shares offered with convertible notes payable	–	–	(8,333)
Shares used to pay for services	–	–	(39,584)
Shares previously issued for services – not released	–	4,167	–
	29,167	29,167	25,000

The shares previously issued for services were planned to be released based on a scheduled timeline and were fully expensed. However, the shares were not released due to lack of performance of the related services.

Shares held have been valued at their fair market value based on the publicly traded market price of the shares, and the unrealized loss in share value is recorded as Accumulated Other Comprehensive Loss in the accompanying Balance Sheets. The loss on issuance of shares, whether offered with convertible notes payable or used to pay for services, totaled $128,416 and is recorded as such in the Statement of Operations for the year ended December 31, 2011.

Proceeds from sale of available for sale FHWY shares for the nine months ended September 30, 2013 and 2012, and years ended December 31, 2012 and 2011 were $0, $0, $0 and $33,000, respectively.

Held to Maturity

Held to maturity investment securities represent 105,000 Series A preferred shares of FHWY, which were issued to us in May 2012 as a partial reduction of the debt they owed us. See Note 4. The Series A preferred stock has been designated with the following rights:

•	Voting rights – each share has ten votes.
•	Conversion – each share is convertible, at the holder’s option, into FHWY common shares on a one for one (1 for 1) basis.
•	Redemption – each share is redeemable ten years from the date of issuance, or sooner at the holder’s option, at the rate of $3.00 per share.
•	Liquidation – upon liquidation, dissolution or winding up of FHWY, whether voluntary or involuntary, each share shall be preferred in order of payment to the holders of FHWY common stock at a rate of $3.00 per Series A share.
•	Dividend rights – none.

Management and our Company have intended to hold these shares until their redemption date and thus they were classified as held to maturity. With the finalization of the Merger, the common and preferred shares of FHWY held by our Company will be cancelled.

7.	Accrued Expenses

Accrued expenses consist of the following at:

	September 30, 2013	December 31, 2012	December 31, 2011
Accrued interest	$374,444	$256,629	$139,732
Accrued payroll and payroll taxes	17,428	–	–
Accrued royalties and commissions	4,589	620	–
Accrued professional fees	–	–	4,511
Other	799	–	20
	$397,260	$257,249	$144,263

F-14

Commitments and Contingencies

As stated in Note 4, we have made advances to our CEO, either personally or to a company he owns. We have treated the advances with the understanding that they would be repaid with interest. Subsequent to September 30, 2013, our CEO agreed to pay back the advances, along with interest, with good and valuable shares of common stock of the post-merged company based on the 20-day volume weighted average price, prior to the date of settlement. Although we believe these advances have been appropriately accounted for, it is reasonably possible that a future examination by an external party may deem a portion of these advances to may compensatory. If such determination is made, the Company may be liable for payroll taxes on advances deemed compensatory. Based on our estimation, if such a determination is made, the corresponding liability could range from approximately $17,000 in excess of $50,000.

8.	Notes Payable

Notes payable consists of the following at:

	September 30, 2013	December 31, 2012	December 31, 2011
Notes payable - transferred	$245,000	$245,000	$245,000
Notes payable – bridge loan #1
Note principal	580,000	580,000	580,000
Debt discount – remaining on-issuance discount	–	–	(14,610)
Notes payable – bridge loan #2
Notes payable – at maturity date	510,000	510,000	100,000
Debt accretion – remaining on-issuance accretion	–	(22,015)	(45,819)
Debt discount – remaining on-issuance discount	–	(1,238)	(1,260)
Notes payable – bridge loan #3
Notes payable – at maturity date	500,000	–	–
Notes payable – other
Principal	5,000
Debt discount – remaining on-issuance discount	(82)
	$1,839,918	$1,311,747	$863,311

Note Payable – Transferred

These notes payable were transferred to us from FHWY in November 2010 and all noteholders consented to the transfer. The notes bear interest from 10% to 12% per annum and are repayable from a pool of 10% of gross proceeds from the sales of the FITT Original product. Although we have received sales proceeds from FITT Original, no payments have been made to date on these notes payable. As such, the notes payable are in default and have been recorded as current liabilities in the accompanying Balance Sheets for all periods presented.

Note Payable – Bridge Loan #1

In August 2010, we initiated a Bridge Loan offering of up to $1.0 million of units of securities, each unit consisting of a 12% unsecured promissory note and 0.083 shares of common stock of FHWY for every dollar invested (“Bridge Loan #1”). During 2010 and 2011, we issued notes with face value totaling $480,000 and $100,000, respectively. In connection with the offering, noteholders were also provided with a total of 48,333 shares of FHWY common stock (40,000 shares for notes issued in 2010 and 8,333 shares for notes issued in 2011). The notes are repayable 12 months from the date of issue and repayment is to come from a pool of 10% of cash receipts from the sales of the FITT Original product. Although we have received sales proceeds from FITT Original, no payments have been made to date on these notes payable. As such, the Bridge Loan #1 notes payable are in default and have been recorded as current liabilities in the accompanying Balance Sheets for all periods presented.

F-15

We recorded an initial discount on these notes of $303,000 ($260,500 for notes issued in 2010 and $42,500 for notes issued in 2011) based on the fair market value of the FHWY shares on the date of issuance. Debt discount amortization was made over the 12-month term of each note and was $14,610 and $223,712 for 2012 and 2011, respectively. As of September 30, 2013 and December 31, 2012, there was no remaining unamortized discount.

Note Payable – Bridge Loan #2

In November 2011, we initiated a Bridge Loan offering of up to $1.0 million of units of securities, each unit consisting of a 10% convertible promissory note (interest rate increasing to 18% upon an event of default) and 5.5 shares of our common stock for every dollar invested (“Bridge Loan #2”). During 2011 and 2012, we issued notes with face value cash proceeds totaling $50,000 and $205,000, respectively. The notes are repayable at two times the principal amount of the notes (total repayment amount of $510,000 for all notes) and mature at various dates, all of which are within twelve months of the date of issuance. In connection with the offering, noteholders were also issued 1,402,500 shares of our common stock (275,000 shares for notes issued in 2011 and 1,127,500 shares for notes issued in 2012). In the event we file a registration statement with the SEC and it is declared effective, we have the option to repay the original principal plus accrued interest in shares of our common stock calculated at the offering price within the registration. No payments have been made to date on these notes payable. As such, the Bridge Loan #2 notes payable are in default and have been recorded as current liabilities in the accompanying Balance Sheets for all periods presented.

The additional principal of $255,000 is being accreted on a straight-line basis over the respective term of each of the notes. We also recorded an initial discount on the notes of $11,275 ($1,375 for notes issued in 2011 and $9,900 for notes issued in 2012) based on the estimated fair market value of our common shares on the date of issuance. In connection with the debt discount and accretion, we charged the following to interest expense in the following periods:

	Debt Discount	Accretion	Total
Year Ended December 31, 2012	$9,922	$228,805	$238,727
Year Ended December 31, 2011	$115	$4,181	$4,296
Three Months Ended September 30, 2013	$—	$—	$—
Three Months Ended September 30, 2012	$4,131	$92,299	$96,430
Nine Months Ended September 30, 2013	$1,238	$22,015	$23,253
Nine Months Ended September 30, 2012	$7,398	$182,425	$189,823

As of September 30, 2013 there was no remaining unamortized discount.

Note Payable – Bridge Loan #3

In December 2012 we initiated a Bridge Loan offering of up to $1.0 million of units of securities, each unit consisting of a 10% convertible promissory note(interest rate increasing to 18% upon an event of default). During the nine months ended September 30, 2013, we issued a note with face value totaling $250,000 in connection with the offering and received proceeds of $225,000. The note is repayable at two times the principal amount of the note (repayment amount of $500,000) and matures at the earlier of (1) 60 days after the Merger with FHWY or (2) June 30, 2013. We have the option to repay the note in cash, shares of common stock of the merged entity, or a combination of cash and shares of common stock. Any portion of payment made in shares of our common stock are to be valued at the 20-day volume weighted adjusted market price of the stock of the merged entity. No payments have been made to date on these notes payable. As such, the Bridge Loan #3 notes payable are in default and have been recorded as current liabilities in the accompanying Balance Sheet as of June 30, 2013.

We recorded an initial discount of $25,000 on this note which we amortized through June 30, 2013, the effective maturity date of the note. The additional principal of $250,000 was accreted through the effective maturity date of June 30, 2013.

F-16

Note Payable - Other

On April 3, 2013, we issued a note payable in the amount of $5,000 together with 50,000 shares of our restricted common stock. The note, which carries an interest rate of 10% per annum, matures on October 3, 2013. We recorded an initial discount on this note of $5,000 based on the estimated fair market value of our common shares on the date of issuance. The debt discount is being amortized over the 6-month term of the note and was $2,514 and $4,918 for the three- and nine-month periods ended September 30, 2013.

Debt Conversions

Subsequent to September 30, 2013, a creditor holding notes payable with repayment amounts totaling $410,000 converted his notes and related accrued interest into 863,376 shares of common stock of our merged company. During the fourth quarter of 2013, we will account for the conversion as an extinguishment of debt and will record the resulting gain or loss on extinguishment of debt.

9.	Capital Stock

Common Stock

We have authorized the issuance of 100,000,000 shares of our common stock, each share having a par value of $0.001.

Common Stock Issued to Founders

At the beginning of 2011, we issued a total of 14,500,000 shares of common stock to individuals designated as founders. These shares were issued at a time when we were still setting up our Company and establishing operations. There was a timing difference between the issuance of these founders shares and the founder shares previously issued in 2010. As such, we valued these shares at par value and recorded their issuance to Additional Paid-In Capital.

Common Stock Issued for Services

In October 2011, we issued 5,500,000 shares of common stock to GRIPS Marketing Corporation (“GRIPS”) as part of a Master Marketing Agreement (see Note 13). At the time of issuance, we had completed our clinical study of FITT Original, but had not developed a complete product line. We had not determined a marketing strategy (which we expected GRIPS would assist us with), had no distribution and no business plan. We determined that the value of the shares issued to GRIPS was $27,500 which we recorded as a marketing expense.

During 2013, we issued 850,000 shares of our common stock for services under consulting agreements with two individuals. We valued the issued shares at $27,500 which was based on our determination of the fair market value of the services being provided, and recorded expenses during the nine months ended September 30, 2013 as follows - $20,000 in selling and marketing and $7,500 in general and administrative.

Common Stock Issued for Compensation

During 2013, we hired our Director of Sales and Retail Business Manager. As part of the employment arrangements, we issued the individuals a total of 375,000 shares of our common stock. During the three and nine months ended September 30, 2013 we recorded selling and marketing expense of $23,250 and $83,250, respectively, in connection with the share issuances based on our determination of the fair market value of the shares.

10.	Interest Expense

Interest expense consists of the following for the three and nine months ended September 30, 2013 and for the years ended December 31, 2012 and 2011:

	(Unaudited) Three Months Ended September 30,		(Unaudited) Nine Months Ended September 30,		Years Ended December 31,
	2013	2012	2013	2012	2012	2011
Debt coupon interest (including applicable default interest)	$53,451	$30,774	$118,238	$86,228	$117,164	$94,887
Amortization of debt discount	2,513	4,131	31,156	22,008	24,531	4,181
Accretion of debt	–	92,299	272,015	182,425	228,805	223,827
Total	$55,964	$127,204	$421,409	$290,661	$370,500	$322,895

F-17

11.	Fair Value of Contributed Services

Employment Services

As discussed in Note 1, our CEO and Controller do not receive compensation for services provided to our Company. Since these individuals perform services for us, we determined a fair value for their services and have recorded the amount in the accompanying Statements of Operations and as part of Additional Paid-in Capital. After the merger date, the CEO and Controller will continue to accrue compensation based on the terms of their contract with FHWY.

Administrative Services

The costs of certain shared administrative services are provided by FHWY. As such, we have recorded the fair value of the services provided in the accompanying Statements of Operations as general and administrative expenses to reflect the cost our Company would incur if such services were obtained on a stand-alone basis.

12.	Income Taxes

Reconciliations of the U.S. federal statutory rate to the actual tax rate are as follows for the years ended December 31:

	2012	2011
Federal tax at statutory rate	34.0%	34.0%
Permanent differences:
State income taxes, net of federal benefit	5.8%	5.8%
Fair value of contributed services	-14.9%	-9.3%
Amortization of debt discount and accretion of debt	-13.4%	-7.6%
Interest income on shareholder advances	1.4%	0.6%
Common stock issued for services	–	-0.9%
Other assets used to pay for services	–	-4.7%
Non-deductible entertainment	-0.2%	-0.1%
Temporary differences:
Accrued liabilities and other	-0.1%	–
Change in valuation allowance	-12.7%	-17.9%
Total provision	-0.1%	-0.1%

The major components of the deferred taxes are as follows at December 31:

	Asset (Liability)
	2012	2011
Current
Reserves and accruals	$102,021	$53,765
Noncurrent:
Net operating losses	149,062	101,602
Valuation allowance	(251,083)	(155,367)
Net deferred tax asset	$–	$–

F-18

Based on federal tax returns filed through December 31, 2012, we had available approximately $374,000 in U.S. tax net operating loss carryforwards, pursuant to the Tax Reform Act of 1986, which assesses the utilization of a Company’s net operating loss carryforwards resulting from retaining continuity of its business operations and changes within its ownership structure.  Net operating loss carryforwards expire in 20 years for federal income tax reporting purposes.  For Federal income tax purposes, the net operating losses begin to expire in 2030.  State net operating loss carryforwards through December 31, 2012 are approximately $374,000 and begin to expire in 2015. We have relied on the issuance of common stock to fund certain operating expenses.  We may have experienced a change in ownership as defined in Section 382 of the Internal Revenue Code.  In the event we experienced a change in ownership, net operating loss carryforwards for federal income tax reporting will be limited based on the fair value of our Company on the date of change in ownership.  Such change is expected to provide benefit to us only upon the attainment of profitability.

During the years ended December 31, 2012 and 2011, our valuation allowance increased by approximately $95,716 and $214,074, respectively.

The United States Federal return years 2010 through 2012 are still subject to tax examination by the United States Internal Revenue Service, however, we do not currently have any ongoing tax examinations. We are subject to examination by the California Franchise Tax Board for the years 2010 through 2012 and currently do not have any ongoing tax examinations.

13.	Agreements

2013 AGREEMENTS

Agreement with Andrew Loza

On January 5, 2013, we entered into a Consulting Agreement with Andrew Loza, an individual with experience in product representation and strategic alliances.  The agreement called for Mr. Loza to provide services in the areas of corporate strategies and retail distribution networks. The agreement has a term of 12 months and is cancelable on 180 days’ notice. In connection with the agreement, we agreed to make monthly payments to Mr. Loza of $5,000 and to issue him 750,000 shares of common stock. The common stock, which was fully vested on January 5, 2013, the date of issuance, was valued at the estimated fair market value of our stock of $0.01 per share. For the nine months ended September 30, 2013 we recorded general and administrative expenses totaling $52,500 ($45,000 in cash and $7,500 in stock) as a result of this transaction.

Agreement with Anna Rawson

On March 12, 2013, we entered into a Consulting Agreement with Anna Rawson, an individual with experience in the area of product representation, including product endorsement in radio and television interviews as well as public appearances at corporate events. The agreement called for Ms. Rawson to provide a variety of services including a photo and video shoot, a social media campaign, a media interview campaign and public appearances. In connection with the agreement, we issued Ms. Rawson 100,000 shares of our common stock. The common stock, which was fully vested on March 12, 2013, the date of issuance, was valued at the estimated fair market value of our stock of $0.20 per share. For the nine months ended September 30, 2013 we recorded marketing expense totaling $20,000 as a result of this transaction.

2011 AGREEMENTS

Agreement with GRIPS Marketing Corporation

On October 24, 2011, we entered into a Master Marketing Agreement with GRIPS Marketing Corporation under which GRIPS agreed to provide marketing services. GRIPS is managed by an individual with over 40 years’ experience marketing a variety of products to convenience stores and other retail outlets, and who has long-term relationships with some major distributors that service those outlets. In April 2012, with the assistance of GRIPS, we received a letter from Core-Mark International, a major national distributor, in which Core-Mark agreed to team up with us to distribute our energy products to Core-Mark’s customer base.

Under the agreement, we agreed to issue GRIPS 5,500,000 shares of our common stock as well as 33,334 common shares of FHWY that we owned. We also agreed to pay GRIPS a product override of $0.20 per bottle sold of our two-ounce energy shots. The shares issued were fully vested on October 24, 2011, the date of issuance, and were valued at their estimated fair market value on that date. As a result, during 2011 we recorded selling and marketing expense for these shares of $143,500 ($27,500 for our shares and $116,000 for the FHWY shares). In addition, since the FHWY shares are treated as securities available for sale, we recorded a loss on issuance of the shares of $42,000.

14.	Subsequent Events

See Note 8 for notes converted into common stock subsequent to September 30, 2013.

See Note 7 for advances to shareholder that were repaid subsequent to September 30, 2013.

F-19